UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2012

PROSPERITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	1-35388	74-2331986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4295 San Felipe Houston, Texas 77027
(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (281) 269-7199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 1, 2012, the previously announced merger (the “Merger”) of American State Financial Corporation (“American State”), a Texas corporation and parent company of American State Bank, Lubbock, Texas, with and into Prosperity Bancshares, Inc. (“Prosperity”), a Texas corporation and parent company of Prosperity Bank, El Campo, Texas, pursuant to the terms of an Agreement and Plan of Reorganization dated February 26, 2012 (the “Agreement”) was completed. Immediately following the Merger, American State Bank was merged with and into Prosperity Bank.

In connection with the Merger, Prosperity issued approximately 8,525,000 shares of Prosperity common stock and paid approximately $178.5 million in cash to shareholders of American State in exchange for all outstanding shares of American State capital stock.

The press release issued by Prosperity announcing the Merger is attached as Exhibit 99.1 to this Current Report on Form 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Agreement, the Board of Directors of Prosperity appointed W. R. Collier, who was a member of the board of directors of American State prior to the consummation of the Merger, to the Board of Directors of Prosperity, with such appointment to be effective as of the first Board meeting to be held following completion of the Merger, which is scheduled for August 21, 2012. Mr. Collier was appointed to fill a vacancy as a Class II director and will serve until Prosperity’s 2013 annual meeting of shareholders. As of the date of this filing, Mr. Collier has not been appointed to a committee of Prosperity’s Board of Directors, nor has it been determined when, if at all, any such appointment would be made. Mr. Collier will receive fees for his service as a director consistent with those fees received by the existing directors for service as a director of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following are filed as exhibits to this Current Report on Form 8-K:

2.1	Agreement and Plan of Reorganization, dated as of February 26, 2012, by and between Prosperity Bancshares, Inc. and American State Financial Corporation (incorporated herein by reference to the Exhibit 2.1 to Prosperity’s Registration Statement on Form S-4 (Registration No. 333-180760)).

99.1	Press Release issued by Prosperity Bancshares, Inc. dated July 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPERITY BANCSHARES, INC. (Registrant)

Dated: July 6, 2012	By:	/s/ James D. Rollins III
James D. Rollins III
President and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Reorganization, dated as of February 26, 2012, by and between Prosperity Bancshares, Inc. and American State Financial Corporation (incorporated herein by reference to the Exhibit 2.1 to Prosperity’s Registration Statement on Form S-4 (Registration No. 333-180760)).

99.1	Press Release issued by Prosperity Bancshares, Inc. dated July 2, 2012.